Power of Attorney


STATE OF MICHIGAN    )
				 )  SS
COUNTY OF
WAYNE	 )

    KNOW ALL BY THESE PRESENTS that I, Sandra K. Ennis, do hereby constitute and appoint Thomas A. Hughes, Bruce D. Peterson, Susan E. Riske and Teresa M. Sebastian, and each of them, my true and lawful Attorneys-in-Fact with full power of substitution to execute and file on my behalf with the Securities and Exchange Commission any and all reports, including without limiting the generality of the foregoing, reports on Securities and Exchange Commission Forms 3, 4 and 5 and 144, that may be required or advisable in connection with my holdings in and transactions related to securities of DTE Energy Company.

    This Power of
Attorney is in full force and effect until revoked by the undersigned in a signed writing delivered to such attorney-in-fact.

    IN WITNESS
THEREOF, I have hereto set my hand this 23rd day of June, 2005.


/s/Sandra K. Ennis
					 Sandra K. Ennis


Witnesses:


/s/Sharon L. Sabat
Sharon L. Sabat

/s/Bernadette E. Wilson

Bernadette E. Wilson

STATE OF MICHIGAN    )
				 )  SS
COUNTY OF
WAYNE	 )

On this 23rd day of June, 2005, before me personally appeared
Sandra K. Ennis, to me known to be the person described who executed the foregoing Power of Attorney.

		    Subscribed and sworn to before me

		    the 23rd day of June, 2005.

		    /s/Nancy K. Steck

Nancy K. Steck
		    Notary Public - Macomb County
		    Acting in
Wayne County
		    My Commission Expires:  5-14-2006